UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

SEGUIN NATURAL HAIR PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-205822	35-7654530
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

104 Longwood Road South, Hamilton, Ontario, Canada L8S IS6
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (702)738-2051

2505 Anthem Village F. Drive, Henderson, NV 89508
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                             Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         Emerging Growth Company    ☒

Section 5-	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective   August 1, 2017, the Company accepted the resignation of Oivi Launonen from all executive officer positions and as a director of the Company.

Effective August 1, 2017, Kimberly Wright was appointed as President, CEO, CFO, Treasurer, and Secretary of the Company and was appointed as currently the sole director of the Company. Ms. Wright’s initial executive compensation consists of  a salary of $2,500 per month plus an annual common stock award of 50,000 shares.

Ms. Wright attended McMaster University in Hamilton, Ontario, Canada and the Law Society of Upper Canada’s accredited paralegal education program at the Humber College in Toronto, Canada. She has worked at a Toronto finance company specializing on mergers and acquisitions.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGUIN NATURAL HAIR PRODUCTS INC.

Dated: August 2, 2017	By: /s/ Kimberly Wright
President